Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Brian Anderson, VP, Strategy & Investor Relations	Keith Negrin, VP, Communications
651-447-4197	612-669-1459
brian.anderson@deluxe.com	keith.negrin@deluxe.com

Deluxe Announces Senior Secured Notes Offering

Minneapolis, MN – November 18, 2024 – Deluxe (NYSE: DLX), a Trusted Payments and Data company (the “Company”), announces that it intends to offer $400 million aggregate principal amount of senior secured notes due 2029 (the “Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and to persons outside the United States in accordance with Regulation S under the Securities Act.

The Company intends to use the net proceeds from the Notes offering, together with borrowings under the Company’s new senior secured credit facilities, to (i) refinance its term A loan facility (the “Existing Term A Loan Facility”) and its revolving credit facility (the “Existing Revolving Credit Facility”) and (ii) pay transaction fees and expenses. The offering of the Notes is conditioned on the closing of an amendment and restatement of the Company's existing credit agreement governing the Existing Term A Loan Facility and the Existing Revolving Credit Facility to provide for new senior secured credit facilities consisting of a revolving credit facility in an aggregate committed amount of $400 million and a term A loan facility in an aggregate principal amount of $500 million.

This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities, nor will there be any sale of the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Notes and related note guarantees have not been and will not be registered under the Securities Act or any state or other jurisdiction’s securities laws and may not be offered or sold in the United States to, or for the benefit of, U.S. persons absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable securities laws of any state or other jurisdiction.

About Deluxe

Deluxe, a Trusted Payments and Data company, champions business so communities thrive. Our solutions help businesses pay, get paid, and grow. For more than 100 years, Deluxe customers have relied on our solutions and platforms at all stages of their lifecycle, from start-up to maturity. Our powerful scale supports millions of small businesses, thousands of vital financial institutions and hundreds of the world’s largest consumer brands, while processing more than $2 trillion in annual payment volume. Our reach, scale and distribution channels position Deluxe to be our customers’ most trusted business partner.

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this press release concerning the Company, the Company’s or management’s intentions, expectations, outlook or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current intentions or beliefs and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: changes in local, regional, national and international economic or political conditions, including those resulting from heightened inflation, rising interest rates, a recession, or intensified international hostilities, and the impact they may have on the Company, its data, customers, or demand for the Company’s products and services; the effect of proposed and enacted legislative and regulatory actions affecting the Company or the financial services industry as a whole; continuing cost increases and/or declines in the availability of data, materials and other services; the Company’s ability to execute its transformational strategy and to realize the intended benefits; the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the Company’s control; declining demand for the Company’s checks, check-related products and services and business forms; risks that the Company’s strategies intended to drive sustained revenue and earnings growth, despite the continuing decline in checks and forms, are delayed or unsuccessful; intense competition; continued consolidation of financial institutions and/or bank failures, thereby reducing the number of potential customers and referral sources and increasing downward pressure on the Company’s revenue and gross profit; risks related to acquisitions, including integration-related risks and risks that future acquisitions will not be consummated; risks that any such acquisitions do not produce the anticipated results or synergies; risks that the Company’s cost reduction initiatives will be delayed or unsuccessful; risks related to any divestitures contemplated or undertaken by the Company; performance shortfalls by one or more of the Company’s major suppliers, licensors, data or service providers; continuing supply chain and labor supply issues; unanticipated delays, costs and expenses in the development and marketing of products and services, including financial technology and treasury management solutions; the failure of such products and services to deliver the expected revenues and other financial targets; risks related to security breaches, computer malware or other cyber-attacks; risks of interruptions to the Company’s website operations or information technology systems; and risks of unfavorable outcomes and the costs to defend litigation and other disputes. The Company’s forward-looking statements speak only as of the time made, and management assumes no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the Company’s current expectations are contained in the Company’s Form 10-K for the year ended December 31, 2023 and in the Company’s Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

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